Exhibit 10.1

Siebel Systems, Inc.
Nonqualified Deferred Compensation Plan

Effective September 1, 2004

  Purpose and Definitions. Siebel Systems, Inc. hereby adopts this Siebel Systems, Inc. Nonqualified Deferred Compensation Plan. The Plan was established for the purpose of providing the Company's eligible employees with a program for deferring compensation that otherwise would be earned during employment.

  It is intended that the Plan and its related Trust shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its subsidiaries for purposes of the federal income tax laws and ERISA, and all documents, agreements or instruments made or given pursuant to the Plan shall be interpreted so as to effect such intent.

  Capitalized terms used in this Plan shall be defined as follows:

    "401(k) Plan" means the Siebel Systems, Inc. 401(k) Salary Deferral Plan, as it may be amended from time to time.

    "Account" means the bookkeeping Account established on behalf of a Participant into which Deferred Compensation and Company Contributions, plus earnings and losses thereon, are recorded.

    "Base Pay" means a Participant's basic salary without regard to bonuses, commissions and other incentive compensation.

    "Board of Directors" means the Board of Directors of Siebel Systems, Inc.

    "Change in Control Election" means the Participant election with respect to a Change in Control permitted under Section 7.

    "Change in Control" means any event described in Section 7.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Company Contributions" means contributions to the Plan made by the Company, if any, pursuant to Section 3.E.

    "Company" means Siebel Systems, Inc. and its affiliates.

    "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

    "Deduction Limitation" means the limitations on payment of an Account described in Section 6.F.

    "Deferred Compensation" means the amount of Total Compensation or Base Pay, as applicable, that a Participant elects to defer into the Plan.

    "Disability" means that the Participant has a mental or physical disability as determined by the Plan Committee in accordance with the standards and procedures used for determining Disability under the Company's broad-based regular long-term disability plan, if any, under which the Participant is a participant. At any time that the Company does not maintain such a long-term disability plan, "Disabled" or "Disability" shall mean the inability of a Participant, as determined by the Plan Committee, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted, or can reasonably be expected to last, for a period of six (6) consecutive months, but only to the extent that such definition does not violate the Americans with Disabilities Act.

    "Election Form" means the form provided by the Plan Committee on which a Participant may elect to defer his or her Total Compensation or Base Pay for a Plan Year and elect the time and form of distributions from the Plan.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "Fixed Date Payout" means the in-service withdrawal permitted under Section 6.B.

    "Investment Funds" means the investment funds described under Section 5.A.

    "New Employee" means an employee who first performs services for the Company after the first day of a Plan Year, or for the first Plan Year, who first performs services for the Company on or after January 1, 2003 and on or before August 31, 2004.

    "Normal Retirement Age" means the date on which the Participant attains fifty-nine and one-half (59 ½) years of age.

    "Participant" means each common-law employee on the United States payroll of the Company who is designated by the Compensation Committee, in accordance with the Plan terms, as an eligible employee who may elect to participate in the Plan.

    "Plan Committee" means the Plan Administrative Committee established under Section 10.

    "Plan" means this Siebel Systems, Inc. Nonqualified Deferred Compensation Plan, as it may be amended from time to time.

    "Plan Year" means the calendar year. The first Plan Year shall be the short period from September 1, 2004 to December 31, 2004.

    "Termination of Employment" means the termination of the Participant's employment with the Company for any reason other than retirement at or following attainment of Normal Retirement Age.

    "Total Compensation" means a Participant's compensation for purposes of the 401(k) Plan, but without limitation under Section 401(a)(17) of the Code, including Base Pay and Variable Pay, but excluding stock option earnings.

    "Trust" means the Siebel Systems, Inc. Nonqualified Deferred Compensation Trust established in conjunction with this Plan.

    "Variable Pay" means a Participant's commissions and bonuses and any other incentive compensation.

  Eligibility. Each common-law employee of the Company and its principal subsidiaries who is on the United States payroll and who is designated by the Compensation Committee as an eligible employee may participate in the Plan for a Plan Year.

  Unless otherwise determined by the Compensation Committee, the following classes of employees may elect to be Participants in the Plan. An election to participate in the Plan shall be made by completing and filing the Election Form described in Section 3.A.

    Except as specified in Section 2.B below, employees on the United States payroll of the Company whose Total Compensation in the immediately preceding calendar year (the "look back year") was equal to or in excess of One Hundred Seventy-Five Thousand Dollars ($175,000);

    With respect to New Employees, (i) for the year of hire, an employee whose Base Pay on an annualized basis is at least One Hundred Fifty Thousand Dollars ($150,000) in his or her year of hire and (ii) for the year following the year of hire, an employee whose Base Pay on an annualized basis in the look back year was at least One Hundred Fifty Thousand Dollars ($150,000).

  Election to Defer Compensation. A Participant may elect to defer receipt of a specified percentage, from one percent (1%) to eighty percent (80%), of the Participant's Base Pay and/or from one percent (1%) to one hundred percent (100%) of the Participant's Variable Pay. In determining the amount of Base Pay eligible for deferral under this Plan, an amount of Base Pay must remain undeferred such that the Participant's contributions under the 401(k) Plan, other premiums and contributions for benefits elected by the Participant and/or required by the Company, as well as withholdings from pay for benefits, repayments to the Company previously agreed to by the Participant, and taxes may be made. In determining the amount of Variable Pay eligible for deferral under this Plan, an amount of Variable Pay must remain undeferred such that any draws, or other repayments to the Company previously agreed to by the Participant, may be made. The Company may adjust a Participant's deferral election in order to cause the election to meet the requirements of this paragraph.

    Election Form. Each Participant may elect to defer receipt of his or her Total Compensation or Base Pay, as applicable, by filing with the Company:

      For the first Plan Year, the Election Form provided by the Plan Committee at any time on or before August 31, 2004, for Total Compensation to be paid for services rendered after August 31, 2004;

      For subsequent Plan Years, the Election Form provided by the Plan Committee at any time prior to December 31 preceding the first day of the relevant Plan Year with respect to Total Compensation to be earned in such subsequent Plan Year;

      For New Employees, the Election Form provided by the Plan Committee within thirty (30) days following the date the New Employee is notified in writing by the Compensation Committee, or its designee, that the New Employee is eligible to participate in the Plan for Base Pay earned after the date the Election Form is filed with the Company.

    The Election Forms shall specify the form in which payments from the Plan shall be paid to the Participant and, subject to the limitations of Section 6, the time at which such payments shall commence. The elections shall be delivered to the Plan Committee, or its designee, in such form as may be permitted by the Plan Committee, including electronic or telephonic communication.

    Effect of No Election to Defer. If a Participant makes no election to defer Total Compensation or Base Pay under the Plan for a Plan Year, any Total Compensation or Base Pay that the Participant is entitled to receive for the Plan Year shall be paid to the Participant at such time, in such manner and in such amounts as is consistent with the normal payroll practices of the Company or as provided in the relevant incentive compensation plan or commission program.

    Leave of Absence. If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the Deferred Compensation shall continue to be withheld during such paid leave of absence in accordance with this Section 3. For purposes of clarity, payment of short-term, long-term or state sponsored disability payments to Participant do not constitute a "paid leave of absence" for purposes of this Plan; however, any Company paid maternity benefit will constitute a "paid leave of absence" for purposes of this Plan.

    If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Company, or if a Participant is on leave of absence as a result of his or her Disability, the Participant shall continue to be considered employed by the Company and the Participant shall be excused from making deferrals from the date the unpaid leave of absence begins until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, as the case may be, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, previously made by the Participant for that Plan Year.

    Irrevocable Election to Defer. Following a Participant's filing of an Election Form with the Company pursuant to Section 3.A above, such election to defer compensation shall be irrevocable with respect to the Plan Year to which it relates, and the Participant shall not be permitted to change such deferral election for the remainder of the Plan Year for which the deferral election is in effect, except as otherwise set forth herein. Notwithstanding the foregoing, the election may be terminated with respect to Total Compensation or Base Pay not yet earned by mutual agreement in writing between the Participant and the Plan Committee. Such termination, if approved, shall be effective beginning with Total Compensation or Base Pay to be earned during the period following the execution of such mutual agreement.

    Company Contribution. The Company, in its sole discretion, may make such contributions to the Accounts of Participants as the Company may determine. If the Company elects to make Company Contributions for a Plan Year, such Company Contributions shall be in the amount determined by the Company for the relevant Plan Year and shall be allocated to the Accounts of such Participants as shall be determined by the Company. Nothing in this Section 3.E requires the Company to make Company Contributions for any Plan Year, nor, if Company Contributions are made, to allocate such Company Contributions in an equal or proportional manner among Participant Accounts. If Company Contributions are made by the Company, such contributions shall be bookkeeping entries and shall not be subject to investment direction by the Participant. The Company also reserves the right to impose a vesting schedule on any Company Contribution made for any Plan Year. Company Contributions, if made, shall be subject to the same terms, conditions and restrictions as apply to Deferred Compensation under this Plan.

  Crediting of Deferred Compensation and Any Company Contributions. All amounts of a Participant's Deferred Compensation pursuant to Section 3 and Company Contributions, if any, made to the Plan on behalf of a Participant shall be credited to such Participant's Account and may be contributed to the Trust. Such Accounts shall be bookkeeping entries only and shall be credited with earnings and losses in accordance with Section 5. Except as otherwise provided in Section 6, the amount to be paid to a Participant from the Plan in accordance with Section 6 shall be an amount equal to the balance of the Participant's Account at the time of payment.

  Investment of Deferred Compensation and Company Contributions.

    Investment Funds. The Investment Funds referred to in this Section 5 shall be selected by the Plan Committee and may (but need not) be the same Investment Funds in which investments under the 401(k) Plan are invested. Any amounts held under this Plan shall be segregated from the amounts held under the 401(k) Plan and shall be administered in accordance with the terms and conditions of this Plan and shall not be administered under the terms and conditions of the 401(k) Plan.

    Deemed Investments. In accordance with and subject to the rules and procedures that are established from time to time by the Plan Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account in accordance with the following rules:

      A Participant, in connection with his or her deferral election shall elect, on the Election Form, one or more Investment Funds to be used to determine the additional amounts to be credited (or charged, as the case may be) to his or her Account. The Participant also may, from time to time, by submitting an Election Form to the Plan Committee, or its designee, change the portion of his or her Account allocated to each Investment Fund. If an investment election is made in accordance with the previous sentence, it shall become effective as soon as administratively practicable and shall continue thereafter until changed in accordance with the previous sentence. Changes may be made to investment elections at any time during the Plan Year. Any investment election from a Participant under this Section 5 shall be delivered to the Plan Committee, or its designee, in such form as permitted by the Plan Committee, including electronic or telephonic communication.

      In making any election described in this Section 5, the Participant shall specify, in increments of whole percentage points, the percentage of his or her Account to be allocated to an Investment Fund (as if the Participant were making an investment in that Investment Fund with that portion of his or her Account). Such election may be made in any form permitted by the Plan Committee, including electronic or telephonic communication.

      The investment results (either earnings or losses) to be credited to a Participant's Account will be determined by the Plan Committee, in its sole discretion, based on the actual performance of the Investment Funds. A Participant's Account shall be credited or debited as frequently as is administratively feasible, but no less often than monthly, based on the performance of each Investment Fund selected by the Participant, as determined by the Plan Committee in its sole discretion. For purposes of determining such performance, the Investment Funds will be valued as of the close of each business day that the New York Stock Exchange is open for trading.

      Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Investment Funds are to be used for measurement purposes only, and a Participant's election of any Investment Fund, the allocation to his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Investment Fund. In the event that the Company, in its sole discretion, decides to invest funds in any or all of the Investment Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company. The Company does not in any way guarantee any Participant's Account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence, nor does the Company guarantee that any Participant, other individual or entity shall be entitled to any particular tax consequence with respect to the Plan or any credit or payment hereunder.

  Payment of Deferred Compensation. A Participant shall elect, at the time a Participant first files an Election Form with the Company, the form in which the Participant's Account balance shall be paid and, subject to the limitations of this Section 6, the date at which such distribution shall be made or commence. Except as further provided in this paragraph, or in this Section 6 or in Section 7, the Participant's election of the date of commencement of distribution or the form of distribution shall be irrevocable. Notwithstanding the foregoing, a Participant may elect, by filing such form as prescribed by the Plan Committee, or its designee, to change to a later date the distribution commencement date previously elected by the Participant. A change in the distribution commencement date shall be given effect by the Plan Committee only if the new distribution commencement date elected by the Participant is in a subsequent Plan Year and is at least twelve (12) months subsequent to the date the election change is filed by the Participant.

    Retirement or Termination of Employment. At such time as the Participant's Termination of Employment occurs, the Participant's Account balance shall be payable to the Participant in one lump sum commencing no later than sixty (60) days following the Participant's Termination of Employment date. At such time as the Participant terminates employment at or following attainment of Normal Retirement Age, the Participant's Account balance shall be payable to the Participant in one lump sum or in up to five (5) annual installments as elected by the Participant and commencing on the date elected by the Participant, or in such other payment form as may be approved by the Plan Committee.

    In-Service Withdrawal. In connection with each annual Election Form, a Participant may irrevocably elect to receive a future Fixed Date Payout from the Plan with respect to deferrals and earnings attributable thereto for the Plan Year subject to the Election Form. A different Fixed Date Payout may apply for different Election Forms. Subject to the Deduction Limitation and the other terms and conditions of this Plan, the Fixed Date Payout elected shall be paid out (or the payments shall begin) no earlier than three (3) years following January 1st of the Plan Year next following the Plan Year in which the Participant elects the Fixed Date Payout. A Participant shall elect to receive his or her Fixed Date Payout in a lump sum or in up to five (5) annual installments, or in such other payment form as may be approved by the Plan Committee. If a Participant does not elect to have his or her Fixed Date Payout paid in installments, then such benefit shall be payable in a lump sum. The lump sum payment shall be made or installments shall commence no later than sixty (60) days following the date elected for commencement of the Fixed Date Payout. Any such payment made shall be subject to the Deduction Limitation.

    A Participant may modify the date on which any such Fixed Date Payout is to be paid or revoke a previous election with respect thereto by submitting a new Election Form; provided that any such modification or revocation shall not be given effect unless such new Election Form is submitted to and accepted by the Plan Committee at least thirteen (13) months prior to the scheduled payout date of the distribution to be modified or revoked and any new payout date designated in such form is at least two (2) years following the scheduled payout date of the distribution to be deferred.

    A Fixed Date Payout shall not be paid if it conflicts with another payment that is due under the terms of this Plan as a result of the Participant's retirement, Termination of Employment, unforeseen emergency, death, Disability, or a Change in Control. Payments to be made upon a Participant's retirement, Termination of Employment, unforeseen emergency, death, or Disability, or as a result of a Change in Control, shall take precedence over any Fixed Date Payout.

    Unforeseen Emergency and Financial Hardship Distribution. Upon petition by the Participant (or the Participant's beneficiary), the Plan Committee may, in its sole discretion, suspend any deferrals required to be made by the Participant and accelerate the payment of all or any portion of the aggregate amount allocated to the Participant's Account in the event of an unforeseen emergency caused by an event beyond the control of the Participant (or the Participant's beneficiary) that would result in severe financial hardship to the Participant (or the Participant's beneficiary), but only to the extent of the amount necessary to meet such unforeseen emergency, including amounts necessary to pay taxes on the distributed amount.

    If, subject to the sole discretion of the Plan Committee, the Participant's petition for the suspension and/or payout is approved, suspension of deferrals shall take effect upon the date of approval and any payout in the form of a lump sum shall be made within sixty (60) days following the date of approval. The payment of any amount under this Section 6.C shall be subject to the Deduction Limitation. Once the payout is paid, the Participant shall not be eligible to participate in the Plan for a period of six (6) months measured from the first day of the month next following the month in which the payout is paid.

    For purposes of this Plan, an unforeseen emergency shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant not covered by insurance, liquidation of other assets (to the extent the liquidation itself will not cause severe financial hardship) or cessation of deferrals under this Plan, resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code), (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Plan Committee.

    Disability Payout. If the Participant should become Disabled before receiving any or all of his or her Account balance, any such unpaid amount may be paid to the Participant in one lump sum, in up to five (5) annual installments, or in such other payment form as the Plan Committee, in its sole discretion, shall determine.

    Haircut Provision. A Participant (or, after a Participant's death, his or her beneficiary) may elect, at any time, to withdraw all or a portion of his or her Account, calculated as if a Termination of Employment had occurred as of the day of the election, less a withdrawal penalty equal to ten percent (10%) of the requested distribution amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time. The Participant (or his or her beneficiary) shall make this election by giving the Plan Committee such advance written notice of the election in such form and at such time as determined from time to time by the Plan Committee. The Participant (or his or her beneficiary) shall be paid the Withdrawal Amount in a lump sum within sixty (60) days following his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall cease and the Participant shall not be eligible to defer Total Compensation or Base Pay to the Plan for the remainder of the Plan Year during which the Withdrawal Amount is paid and the entire subsequent Plan Year. The payment of this Withdrawal Amount shall be subject to the Deduction Limitation, as defined in this Section 6.

    Deduction Limitation on Withdrawal and Payments. If the Company determines in good faith that there is a reasonable likelihood that any amount paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Section 162(m) of the Code, then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Company may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 5. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m) of the Code, or if earlier, the date that is twenty-four (24) months following the date on which the distribution was first distributable to the Participant pursuant to the provisions of this Plan.

    Payment in Event of Incompetency. Notwithstanding the foregoing, if the Plan Committee finds that any person to whom any amount is payable under this Plan is unable to care for his or her affairs because of illness or accident, then the Plan Committee may direct that any payment due such person (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the benefit of such person (or such person's spouse, children or other dependents), to an institution maintaining or having custody of such person, or any other person deemed by the Plan Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Plan Committee may deem proper. Any such payment shall be in complete discharge of the Company's obligations under this Plan.

    Change in Form of Payment. A Participant may file with the Plan Committee a change in the form of payment from lump sum to an installment form, or vice versa, or from one installment period to another installment period. Any such change shall be effective for the Plan Year that begins at least six (6) months after the Plan Committee's receipt of an Election Form indicating a change in payment method. Any such election to change a payment method shall be disregarded if any distribution event occurs prior to the Plan Year for which the changed Election Form would become effective. In such an event, the form of payment previously in effect, or required by the distribution event, shall apply as if no change had been elected.

  Change in Control. Notwithstanding any other provision of this Plan, the Participant may elect that upon a Change in Control, his or her Account under the Plan shall be paid or retained as follows:

    Paid no later than sixty (60) days following the Change in Control in the form of a lump sum payment of the Participant's Account; or

    Retained in the Plan and administered and distributed in accordance with the terms of the Plan as in effect following the Change in Control.

  The Change in Control Election provided in this Section 7 must be made in writing by the Participant and shall be effective only with respect to a Change in Control that occurs more than six (6) whole calendar months following the month in which the written Change in Control Election is provided to the Plan Committee by the Participant.

  For purposes of this Plan and any related Trust, the term Change in Control means any of the following events:

    Any consolidation or merger of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to the consolidation or merger do not retain a majority of the voting power of the surviving corporation;

    As a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, if the persons who were Directors of the Company immediately prior to such event no longer constitute a majority of the Company's Board of Directors;

    Any sale of all or substantially all of the assets of the Company; or

    Any liquidation or dissolution of the Company.

  Payments under this Section 7 shall be subject to the Deduction Limitation.

  Payment to Beneficiary or Representative. If the Participant should die before receiving payment of any or all of his or her Account, any such unpaid Account balance shall be paid to the beneficiary last designated by the Participant (or, if no such beneficiary shall survive the Participant or if no beneficiary has been designated, to the beneficiary designated by the Participant under the 401(k) Plan, or if no such beneficiary shall survive the Participant or if no such beneficiary has been designated under the 401(k) Plan, to the Participant's estate). Such payments to a beneficiary shall be made in one lump sum, in up to five (5) annual installments, or in such other payment form as the Plan Committee, in its sole discretion, shall determine.

  Each Participant shall have the right, at any time, to designate any person or persons as such Participant's beneficiary or beneficiaries (both primary and contingent). Each beneficiary designation shall become effective only when filed in writing with the Plan Committee during the Participant's lifetime on a form provided by the Plan Committee.

  The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed pursuant to the Plan. The spouse of a married Participant domiciled in a community property jurisdiction shall sign any designation of beneficiary or beneficiaries other than the spouse and have that designation notarized.

  If any distribution is due to a beneficiary and that beneficiary dies before receiving the distribution, such distribution shall be paid to the estate of that beneficiary.

  Claims.

    Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The address of the Plan Administrator is:

    Siebel Systems, Inc.
    Attn: Sherri Hoff
    2207 Bridgepointe Parkway
    San Mateo, CA 94404

    Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant's right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

      the specific reason or reasons for the denial;

      references to the specific Plan provisions upon which the denial is based;

      a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

      an explanation of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the applicant's right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described below.

    This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time; in which case the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

    This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

    Request for a Review. Any person (or that person's representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

    Siebel Systems, Inc.
    Attn: Sherri Hoff
    2207 Bridgepointe Parkway
    San Mateo, CA 94404

    A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into Account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

    Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

      the specific reason or reasons for the denial;

      references to the specific Plan provisions upon which the denial is based;

      a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

      a statement of the applicant's right to bring a civil action under Section 502(a) of ERISA.

    Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant's own expense.

    Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal; provided, however, that legal action may be brought if the Plan Administrator has not acted on the claim or the request for review within the applicable time limits specified above.

  Administration. Except as specified later in this Section 10, the Plan shall be administered by the Plan Committee which shall be appointed by the Board of Directors or by the Compensation Committee. The Plan Committee shall have full power, discretion and authority to interpret, construe and administer this Plan and any part hereof, and the Plan Committee's interpretation and construction thereof, and actions hereunder, shall be binding and conclusive on all persons for all purposes. The Plan Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Plan Committee shall provide for the keeping of written minutes of its actions hereunder.

  Expenses. Expenses related to the administration of this Plan, including, as applicable, but not limited to, recordkeeping, trustee, accounting or legal fees, shall be paid from the general assets of the Company including, if the Company so directs, from any assets held in the Trust.

  Unsecured Funds. Payments may be paid in cash from the Trust, the assets of which shall be considered to be the general funds of the Company. To the extent not paid from the Trust, payments under this Plan shall be made from the general assets of the Company. No other special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of any Participant's Account balance. The Participant shall have no right, title or interest whatever in or to any investment which the Company may make to aid it in meeting its obligations hereunder or to any assets of the Trust. Nothing contained in this Plan, and no action taken pursuant to the Plan provisions, shall create or be construed to create a fiduciary relationship between the Company and the Participant or any other person.

  To the extent that any person acquires a right to receive payments from the Company hereunder such right shall be no greater than the right of an unsecured creditor of the Company. Rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or of the Participant's beneficiaries, except if the Plan Committee receives an acceptable domestic relations order with respect to a Participant's Account under the Plan. For this purpose, the term domestic relations order shall have the meaning given it in Section 414(p) of the Code. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

  Other Benefits. This Plan shall be in addition to any rights of the Participant under any other agreement with the Company, if any, and shall not affect or reduce any benefit or compensation inuring to the Participant of a kind not expressly provided for in this Plan.

  Withholding. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment. Federal, state, or local taxes imposed with respect to additions to a Participant's Account shall be satisfied by withholding from amounts otherwise payable by the Company to the Participant or, in the sole discretion of the Plan Committee, by a reduction in the amount credited to such Participant's Account.

  Employment and Benefits Rights. Any benefit payable under this Plan shall not be deemed compensation or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees except to the extent otherwise provided in such plan or arrangement or required to comply with laws applicable to such plan or arrangement. Neither this Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company or as affecting the right of the Company to dismiss any employee.

  Binding Effect: Nonassignability. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designees and estate. Neither the Participant or the Participant's designees or estate shall commute, encumber, sell or otherwise dispose of the right to receive the payments provided for in this Plan, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable, except as provided in Section 12.

  Amendment, Termination. This Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, or the Compensation Committee, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under this Plan that have accrued prior to the date of such action, as determined by the Plan Committee.

  The Board of Directors or the Compensation Committee may determine that a Participant shall no longer be a Participant in the Plan. If the Board of Directors or the Compensation Committee terminates a Participant's participation in the Plan, then the Board of Directors or the Compensation Committee also shall determine if such Participant's benefits shall be (i) paid to the Participant as soon as administratively feasible following such termination of participation or (ii) held in the Plan and paid in accordance with the most recent election of the Participant on file with the Plan Committee or its designee.

  Notwithstanding the foregoing, if there is a Change in Control and the successor employer, by resolution of its board of directors, elects not to continue to sponsor the Plan, then the Plan shall terminate and the Account balances, or remaining Account balances, of all Participants, whether such Participant is receiving installment payments or not, shall be paid to the Participant in a single lump sum payment. Such lump sum payment shall be made within sixty (60) days following the adoption of the resolutions of the board of directors of the successor employer not to continue to sponsor the Plan.

  Governing Law. Except to the extent preempted by applicable federal law, this Plan shall be governed by the laws of the State of California as from time to time in effect.

  Captions; Entire Agreement. The captions preceding the Sections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

  Scrivener's Error. Notwithstanding any other provision of the Plan to the contrary, if there is a scrivener's error in properly transcribing this Plan, it shall not be a violation of the Plan terms to operate the Plan in accordance with its proper provisions, rather than in accordance with the terms of the Plan, pending correction of the Plan through Plan amendment. In addition, any provisions of the Plan improperly added as a result of scrivener's error shall be considered null and void as of the date such error occurred.

Executed on behalf of the Company, effective as of the date first written above.

Siebel Systems, Inc.

By:  /s/ Kenneth A. Goldman

Name:  Kenneth A. Goldman

Title:  Senior Vice President, Finance and Administration
             and Chief Financial Officer